INVESTMENT MANAGEMENT AGREEMENT
                           FOR TIAA-CREF MUTUAL FUNDS
                           --------------------------

     THIS AGREEMENT is made this 1st day of July, 1997, by and between TIAA-CREF Mutual Funds (the "Fund"), a Delaware business trust, and Teachers Advisors, Inc. ("Advisors"), a Delaware corporation.

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently consists of six series (known as the Growth & Income Fund, Money Market Fund, International Equity Fund, Bond Plus Fund, Growth Equity Fund, and Managed Allocation Fund) (the "Current Funds"), and may consist of additional series in the future (collectively, with the Current Funds, the "Funds");

     WHEREAS, Advisors is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Fund desires to retain Advisors to provide or to arrange to provide overall management of the Fund and the Funds, including, but not limited to, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services, in the manner and on the terms and conditions set forth in this Agreement; and

     WHEREAS, Advisors is willing to provide or to arrange to provide overall management of the Fund and the Funds, including, but not limited to, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services, in the manner and on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

     1.   Duties of Advisors.
          -------------------

          (a)  Generally.

               (i) The Fund hereby engages Advisors to act as the Fund's general manager to provide or to arrange to provide directly or through third parties, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services to each Fund; and to provide or to arrange to provide the above services subject to the supervision of the board of trustees of the Fund (the "Board"), for the period and on the terms and conditions set forth in this Agreement. Advisors hereby accepts such engagement and agrees during such period, at its own expense, to provide or to arrange to provide such investment advisory and general management services and to assume the obligations set forth in this Agreement for the compensation provided for herein.

               (ii) Subject to the provisions of the 1940 Act and the Advisers Act, Advisors may retain any affiliated or unaffiliated parties including, but not limited to, investment adviser(s) and/or investment sub-adviser(s), custodian(s), transfer agent(s), dividend-disbursing agent(s), attorney(s), and accountant(s) to perform any or all of the services set forth in this Agreement (any such party is hereafter referred to as a "Service Provider"). Advisors shall provide the Fund with reasonable notice of its intention to retain each such Service Provider and shall not retain a Service Provider if, within 10 days after Advisors provides such notice to the Fund with respect to such Service Provider, the Fund notifies Advisors of its disapproval of such Service Provider.

               (iii) Advisors and each Service Provider shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or a Fund in any way or otherwise be deemed an agent of the Fund or a Fund.

               (iv) Advisors shall, for purposes of this Agreement, have and exercise full investment discretion and authority to act as agent for the Fund in buying, selling or otherwise disposing of or managing the Fund's investments, directly or through sub-advisers, subject to supervision by the Board.

               (v) Advisors and each Service Provider shall be subject to: (1) the restrictions of the Declaration of Trust and Bylaws of the Fund, as amended from time to time; (2) the provisions of the 1940 Act and the Advisers Act; (3) the statements relating to the Funds' investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of the Fund (the "registration statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act; and (4) any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

          (b)  Investment Advisory Services.

               (i) Advisors shall provide the Fund directly or through sub-advisers with such investment research, advice and supervision as the Fund may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

               (ii) The Fund has furnished or will furnish Advisors (who is authorized to furnish any Service Provider) with copies of the Fund's registration statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish Advisors with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Advisors and each Service Provider will be entitled to rely on all documents furnished by the Fund.

               (iii) Advisors shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by Advisors. Advisors also is authorized as the agent of the Fund to give instructions to any Service Provider serving as custodian of the Fund as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of a Fund, Advisors is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and other applicable provisions of law, Advisors may select brokers or dealers that are affiliated with Advisors or the Fund.

               (iv) In addition to seeking the best price and execution, Advisors may also take into consideration research and statistical information, wire, quotation and other services provided by brokers and dealers to Advisors. Advisors is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Advisors determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or Advisors's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Advisors will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by Advisors in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

               (v) As part of carrying out its obligations to manage the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, Advisors shall:

                    (1) Perform research and obtain and analyze pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Fund's registration statement;

                    (2) Consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Fund for approval, modification, or rejection by the Board;

                    (3)  Seek   out   and    implement    specific    investment
                         opportunities,    consistent    with   any   investment
                         strategies approved by the Board;

                    (4) Take such steps as are necessary to implement any overall investment strategies approved by the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                    (5) Regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund;

                    (6) Maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Fund;

                    (7) Furnish any personnel, office space, equipment and other facilities necessary for the operation of each Fund as contemplated in this Agreement;

                    (8) Provide the Fund with such accounting or other data concerning the Fund's investment activities as shall be necessary or required to prepare and to file all periodic financial reports or other documents required to be filed with the Securities and Exchange Commission and any other regulatory entity;

                    (9) Assist in determining each business day the net asset value of the shares of each Fund in accordance with applicable law; and

                    (10) Enter  into  any   written   investment   advisory   or
                         investment    sub-advisory    contract   with   another
                         affiliated or unaffiliated party, subject to any approvals required by Section 15 of the 1940 Act, pursuant to which such party will carry out some or all of Advisors's responsibilities (as specified in such investment advisory or investment sub-advisory contract) listed above.

          (c) General Management Services. Advisors shall provide or arrange to provide all custody, transfer agency, dividend disbursing, legal, accounting, and administrative services necessary for the operation of the Fund, including, without limitation, the following services:

               (i)  Custody services including, but not limited to:

                    (1) placing and maintaining each Fund's securities, cash or other investments pursuant to the requirements of
                         Section 17(f) of the 1940 Act and the rules thereunder;

                    (2) holding and segregating for the Fund's account, all of the Fund's assets, including securities that the Fund desires to be held in places within the United States ("domestic securities") or in places outside the United States ("foreign securities");

                    (3) releasing and delivering domestic securities owned by the Fund only upon receipt of instructions from persons and by means authorized by the Board;

                    (4) assuring that all domestic securities held are registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of Advisors or any Service Provider acting as custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has provided written authorization to use a nominee not meeting the above requirement;

                    (5) maintaining a separate bank account(s) in the United States in the name of the Fund, and holding all cash received by it from or for the account of the Fund in such account;

                    (6) collecting on a timely basis all income and other payments with respect to securities to which the Fund shall be entitled either by law or pursuant to custom in the securities business;

                    (7)  paying  out   monies  of  the  Fund  upon   receipt  of
                         instructions from persons and by means authorized by the Board;

                    (8) appointing or removing, in its discretion, any other entity qualified under the 1940 Act to act as a custodian, as its agent to carry out any custody duties so long as such other entity is approved by the Board;

                    (9) employing, in the discretion of Advisors or a Service Provider employed by Advisors, other parties as sub-custodians for the Fund's domestic securities or foreign securities. With respect to the Fund's foreign securities, such employment shall be effected and such foreign securities shall be maintained in accordance with the provisions of Rule 17f-5 under the 1940 Act, as such provisions may be amended from time to time, provided that Advisors or a Service Provider employed by Advisors shall furnish annually to the Fund, information concerning the Service Provider or sub-custodians employed by Advisors or other Service Provider;

                    (10) creating and  maintaining  all records  relating to its activities and obligations under any contract relating to the Fund or a Fund thereof in accordance with the provisions of Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 under the 1940 Act. Such records shall be the property of the Fund and shall at all times during the regular business hours of Advisors (or separate Service Provider acting as custodian) be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission; and

                    (11) performing  or  arranging  for the  performance  of any other usual duties and functions of a custodian for a registered investment company;

               (ii) Transfer agency services, including, but not limited to:

                    (1) receiving for acceptance, orders for the purchase of Fund shares, and promptly delivering payment and appropriate documentation thereof to Advisors or any Service Provider acting as custodian;

                    (2) issuing, pursuant to purchase orders, the appropriate number of the Fund's shares and holding such shares in the appropriate account;

                    (3) receiving for acceptance redemption requests and redemption directions and delivering the appropriate documentation to Advisors or any Service Provider acting as custodian;

                    (4)  effecting  transfers  of Fund shares by the  registered
                         owners    thereof   upon    receipt   of    appropriate
                         instructions;

                    (5) preparing and transmitting payments for dividends and distributions declared by the Fund;

                    (6) maintaining records of accounts for shareholders and advising the Fund and its shareholders as to the foregoing;

                    (7) handling shareholder relations, and providing reports and other information and services related to the maintenance of shareholder accounts;

                    (8) recording the issuance of shares of the Fund and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of shares of the Fund that are authorized, based upon data provided by the Fund, and issued and outstanding; and

                    (9) performing or arranging for the performance of any other customary services of a transfer agent or dividend-disbursing agent for a registered investment company;

               (iii) The calculation of the net asset value of each Fund and the net asset value per share of each class of shares at such times and in such manner as specified in the Fund's current registration statement and at such other times upon which the parties hereto may from time to time agree;

               (iv) The creation and maintenance of such records relating to the business of the Fund as the Fund may from time to time reasonably request;

               (v) Portfolio accounting services to maintain the portfolio accounting records for each Fund;

               (vi) The preparation of all federal, state, and local tax returns and reports relating to each Fund;

               (vii) The preparation, filing and arranging for the distribution of proxy materials and periodic reports to shareholders of each Fund;

               (viii) The preparation and filing of the Fund's registration statements and other documents with the Securities and Exchange Commission and other federal and state regulatory authorities as may be required by applicable law;

               (xiv) The preparation and filing of state registrations of the Fund's shares; and

               (x)    Other services for the ordinary operation of the Fund.

Advisors may contract with qualified Service Providers for the provision of any of the services necessary for the operation of the Fund as described in this Section (c). Where Advisors engages separate Service Providers, Advisors shall also, on behalf of the Fund, coordinate the activities of such Service Providers, as well as other agents, attorneys, brokers and dealers, insurers, sub-advisers and such other persons in any such other capacity deemed to be necessary or desirable. Advisors shall make reports to the Board of its performance hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as the Board or Advisors shall consider desirable.

     2.   Allocation of Charges and Expenses.
          -----------------------------------

          (a)  Advisors.
               ---------

               (i) Advisors assumes the expense of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities that it is obligated to provide under this Agreement, and shall pay all compensation of officers of the Fund and all trustees of the Fund who are affiliated persons of Advisors, except as otherwise specified in this Agreement.

               (ii) Except for those expenses assumed by the Fund as provided in
Section 2(b) below, Advisors shall bear all of the Fund's expenses including, but not limited to: custodian fees; transfer agent fees; pricing costs (including the daily calculation of net asset value); portfolio accounting service fees; ordinary legal fees (except extraordinary litigation expenses); expenses of shareholders' and/or trustees' meetings; bookkeeping expenses related to shareholder accounts; cost of printing and mailing shareholder reports and proxy statements; costs of printing and mailing registration statements and updated prospectuses to current shareholders; costs in connection with the registration of the Fund's shares with federal and state securities authorities and the continued qualification of the Fund's shares for sale; expenses of all audits by the Fund's independent accountants, costs of filing reports with regulatory bodies; costs of the maintenance of the Fund's fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; and the fees of any trade association of which the Fund is a member.

               (iii) Advisors agrees that neither it nor any Service Provider will make any separate charge to any shareholder or his individual account for any services rendered to said shareholder or the Fund unless such charge for special services is specifically approved by the Board including a majority of the directors who are not "interested persons" (as such term is defined in the 1940 Act) of Advisors. No special charge will be levied retroactively or without appropriate notice to affected shareholders.

          (b) The Fund. The Fund assumes and shall pay or cause to be paid the following expenses of the Fund, including, without limitation: compensation of Advisors under this Agreement; fees and expenses of trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Fund (the "disinterested trustees"); brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities or other investments; costs, including the interest expense, of borrowing money; taxes; and extraordinary expenses (including extraordinary litigation expenses and extraordinary consulting expenses).

     3.   Compensation of Advisors.

          (a) For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

     Growth & Income Fund........................................  0.93%

     Money Market Fund...........................................  0.79%

     International Equity Fund...................................  0.99%

     Bond Plus Fund..............................................  0.80%

     Growth Equity Fund..........................................  0.95%

     Managed Allocation Fund.....................................  0.00%

Advisors acknowledges that it shall render the same services to the Managed Allocation Fund that it renders to all other Funds, notwithstanding that it may not receive an advisory fee for such services.

          (b) Advisors's fee shall be accrued daily proportionately at 1/365th (1/366th for a leap year) of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of each Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Fund and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

          (c) In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination.

          (d) During any period when the determination of net asset value is suspended, the net asset value of a Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

     4. Limitation of Liability of Advisors. Advisors shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for
(i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) to the extent specified in section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

     5.   Activities of Advisors.

          (a) The services of Advisors are not deemed to be exclusive, and Advisors is free to render services to others, so long as Advisors's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested persons of Advisors, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of Advisors are or may become similarly interested persons of the Fund, and that Advisors may become interested in the Fund as a shareholder or otherwise.

          (b) It is agreed that Advisors may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts. Advisors or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for Advisors or other entities advised by Advisors will be considered by and may be useful to Advisors in carrying out its obligations to the Fund.

          (c) Nothing in this Agreement shall preclude the aggregation of orders for the sale or purchase of securities or other investments by two or more Funds of the Fund or by the Fund and other mutual funds, separate accounts, or other accounts (collectively, "Advisory Clients") managed by Advisors, provided that:

               (i) Advisors' actions with respect to the aggregation of orders for multiple Advisory Clients, including the Fund, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise; and

               (ii) Advisors' policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board of Trustees of the Fund.

Neither Advisors, nor any of its directors, officers, or personnel, nor any person, firm, or corporation controlling, controlled by, or under common control with it shall act as a principal or receive any commission as agent in connection with the purchase or sale of assets for a Fund, except as may be permitted under applicable law.

     6.   Books and Records.

          (a) Advisors hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 and Rule 2a-7 under the 1940 Act, all records relating to the Fund's investments that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act.

          (b) Advisors agrees that all books and records which it or any other Service Provider maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such books, records or information upon the Fund's request. All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Advisors's offices. The Fund or its authorized representative shall have the right to copy any records in the possession of Advisors or a Service Provider that pertain to the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Fund free from any claim or assertion of rights by Advisors.

          (c) Advisors further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

     7.   Duration and Termination of this Agreement.

          (a) This Agreement shall not become effective unless and until it is approved by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party, and by the vote of a majority of the outstanding voting shares of each Fund. This Agreement shall come into full force and effect on the date which it is so approved, provided that it shall not become effective as to any subsequently created Fund until it has been approved by the Board specifically for such Fund. As to each Fund, the Agreement shall continue in effect for two years from the date on which it becomes effective and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for such

Fund at least annually by: (i) the Board, or by the vote of a majority of the outstanding votes attributable to the shares of such Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board or by vote of a majority of the outstanding votes attributable to the shares of the applicable Fund, or by Advisors, on 60 days written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, or if a different adviser is appointed with respect to a new Fund, the Agreement shall remain in effect with respect to the remaining Fund(s).

          (c) This Agreement shall automatically terminate in the event of its assignment.

     8. Amendments of this Agreement. This Agreement may be amended as to each Fund by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding votes attributable to the shares of the Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     9. Definitions of Certain Terms. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes" attributable to the shares of a Fund means the lesser of (a) 67% or more of the votes attributable to such Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy, or
(b) more than 50% of the votes attributable to shares of the Fund.

     10. Governing Law. This Agreement shall be construed in accordance with laws of the State of New York, and applicable provisions of the 1940 Act, the Advisers Act, and the 1934 Act.

     11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     13. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

          (a)  If to the Fund -

               TIAA-CREF Mutual Funds
               730 Third Avenue
               New York, New York 10017-3206
               Attention: Thomas Walsh
                          ------------------

          (b)  If to Advisors -

               Teachers Advisors, Inc.
               730 Third Avenue
               New York, New York 10017-3206
               Attention: Virgil Cumming
                          ------------------

or to such other address as the Fund or Advisors shall designate by written notice to the other.

     14. No Liability of Shareholders. This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made January 13, 1997, as amended. None of the shareholders of the Fund, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

     15. Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the Fund and Advisors have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF MUTUAL FUNDS


By: /s/ Thomas G. Walsh                     Attest: /s/ Laura Bramson
    ----------------------------                    ----------------------
Title:  President                           Title:  Assistant Secretary
        ------------------------                    ----------------------

TEACHERS ADVISORS, INC.


By: /s/ Virgil H. Cumming                   Attest: /s/ Laura Bramson
    ----------------------------                    ----------------------
Title:  Executive Vice President            Title:  Assistant Secretary
        ------------------------                    ----------------------